LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES         Exhibit 11
                COMPUTATIONS OF EARNINGS PER SHARE


(Amounts in millions, except
   per share data)
                                 				                   Three Months Ended
						                                                       March 31,
						                                                  ------------------
						                                                    1995      1994
						                                                  --------  --------
EARNINGS PER SHARE

Weighted average number of
common shares outstanding                                 41.6      40.7

Dilution from outstanding stock
options-computed using the
"treasury stock" method 	                          		      0.6       0.7
						                                                   ------    ------

Weighted average number of
common shares outstanding
as adjusted                                               42.2      41.4
 						                                                  ======    ======

Net Earnings 					                                      $ 32.9    $ 26.0
                             			                         ======    ======

Earnings Per Share 	                              			   $ 0.78    $ 0.63
						                                                   ======    ======